
                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                    between

                           Varco International, Inc.

                                      and

                                Tuboscope Inc.

                                March 22, 2000



                                EXECUTION COPY
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                               TABLE OF CONTENTS
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ARTICLE I. THE MERGER..........................................................   1

     Section 1.01   The Merger.................................................   1
     Section 1.02   Effective Time of the Merger...............................   2
     Section 1.03   Closing....................................................   2
     Section 1.04   Effects of the Merger......................................   2
     Section 1.05   Certificate of Incorporation; Bylaws.......................   2
     Section 1.06   Directors and Officers.....................................   2

ARTICLE II. CONVERSION OF SECURITIES...........................................   3

     Section 2.01   Conversion of Capital Stock................................   3
     Section 2.02   Exchange of Certificates...................................   4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF VARCO...........................   7

     Section 3.01   Organization of Varco......................................   7
     Section 3.02   Varco Capital Structure....................................   8
     Section 3.03   Authority; No Conflict; Required Filings and Consents......   9
     Section 3.04   SEC Filings; Financial Statements..........................  11
     Section 3.05   No Undisclosed Liabilities.................................  11
     Section 3.06   Absence of Certain Changes or Events.......................  11
     Section 3.07   Taxes......................................................  11
     Section 3.08   Properties.................................................  12
     Section 3.09   Intellectual Property......................................  13
     Section 3.10   Agreements, Contracts and Commitments......................  13
     Section 3.11   Litigation.................................................  13
     Section 3.12   Environmental Matters......................................  13
     Section 3.13   Employee Benefit Plans.....................................  14
     Section 3.14   Compliance With Laws.......................................  15
     Section 3.15   Accounting and Tax Matters.................................  15
     Section 3.16   Registration Statement; Proxy Statement/Prospectus.........  15
     Section 3.17   Labor Matters..............................................  16
     Section 3.18   Insurance..................................................  16
     Section 3.19   No Existing Discussions....................................  16
     Section 3.20   Opinion of Financial Advisor...............................  16
     Section 3.21   Anti-Takeover Laws.........................................  17
     Section 3.22   Rights Plan................................................  17

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF TUBOSCOPE........................  17

     Section 4.01   Organization of Tuboscope..................................  17
     Section 4.02   Tuboscope Capital Structure................................  18
     Section 4.03   Authority; No Conflict; Required Filings and Consents......  19
     Section 4.04   SEC Filings; Financial Statements..........................  20
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     Section 4.05   No Undisclosed Liabilities.................................  20
     Section 4.06   Absence of Certain Changes or Events.......................  20
     Section 4.07   Taxes......................................................  21
     Section 4.08   Properties.................................................  21
     Section 4.09   Intellectual Property......................................  22
     Section 4.10   Agreements, Contracts and Commitments......................  22
     Section 4.11   Litigation.................................................  22
     Section 4.12   Environmental Matters......................................  22
     Section 4.13   Employee Benefit Plans.....................................  23
     Section 4.14   Compliance With Laws.......................................  24
     Section 4.15   Accounting and Tax Matters.................................  24
     Section 4.16   Registration Statement; Proxy Statement/Prospectus.........  24
     Section 4.17   Labor Matters..............................................  25
     Section 4.18   Insurance..................................................  25
     Section 4.19   No Existing Discussions....................................  25
     Section 4.20   Opinion of Financial Advisor...............................  25
     Section 4.21   Anti-Takeover Laws.........................................  25

ARTICLE V. CONDUCT OF BUSINESS.................................................  26

     Section 5.01   Covenants of Varco.........................................  26
     Section 5.02   Covenants of Tuboscope.....................................  27
     Section 5.03   Reorganization.............................................  29
     Section 5.04   Cooperation................................................  29
     Section 5.05   Tuboscope Board Resolutions................................  29
     Section 5.06   Pooling Accounting.........................................  30

ARTICLE VI. ADDITIONAL AGREEMENTS..............................................  30

     Section 6.01   No Solicitation............................................  30
     Section 6.02   Proxy Statement/Prospectus; Registration Statement.........  31
     Section 6.03   NYSE Listings..............................................  31
     Section 6.04   Access to Information......................................  32
     Section 6.05   Shareholders/Stockholders Meetings.........................  32
     Section 6.06   Legal Conditions to Merger.................................  32
     Section 6.07   Public Disclosure..........................................  34
     Section 6.08   Affiliate Legends..........................................  34
     Section 6.09   NYSE Listing...............................................  34
     Section 6.10   Stock Plans................................................  34
     Section 6.11   Brokers or Finders.........................................  36
     Section 6.12   Indemnification............................................  37
     Section 6.13   Letter of Varco's Accountants..............................  37
     Section 6.14   Letter of Tuboscope's Accountants..........................  37
     Section 6.15   Benefit Plans..............................................  38
     Section 6.16   Rights Plan................................................  38
     Section 6.17   Stock Option Agreements....................................  38

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ARTICLE VII. CONDITIONS TO MERGER..............................................  38

     Section 7.01   Conditions to Each Party's Obligation To Effect the Merger.  38
     Section 7.02   Additional Conditions to Obligations of Varco..............  39
     Section 7.03   Additional Conditions to Obligations of Tuboscope..........  40

ARTICLE VIII. TERMINATION AND AMENDMENT........................................  41

     Section 8.01   Termination................................................  41
     Section 8.02   Effect of Termination......................................  42
     Section 8.03   Fees and Expenses..........................................  42
     Section 8.04   Amendment..................................................  45
     Section 8.05   Extension; Waiver..........................................  45

ARTICLE IX. MISCELLANEOUS......................................................  45

     Section 9.01   Nonsurvival of Representations, Warranties and Agreements..  45
     Section 9.02   Notices....................................................  45
     Section 9.03   Interpretation.............................................  46
     Section 9.04   Counterparts...............................................  47
     Section 9.05   Entire Agreement; No Third Party Beneficiaries.............  47
     Section 9.06   Governing Law..............................................  47
     Section 9.07   Assignment.................................................  47
     Section 9.08   Waiver of Jury Trial.......................................  47

Schedule 1 - List of Corporate Executive Officers

Exhibit "A".......  Tuboscope Stock Option Agreement
Exhibit "B".......  Varco Stock Option Agreement
Exhibit "C".......  Tuboscope Tax Matters Certificate (Pircher, Nichols & Meeks)
Exhibit "D".......  Varco Tax Matters Certificate (Pircher, Nichols & Meeks)
Exhibit "E".......  Tuboscope Tax Matters Certificate (Latham & Watkins)
Exhibit "F".......  Varco Tax Matters Certificate (Latham & Watkins)

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                            TABLE OF DEFINED TERMS

                                                                Cross Reference
Terms                                                             in Agreement
-----                                                           ---------------

Acquisition Proposal.........................................   Section 6.01(a)
Affiliate....................................................   Section 6.08
Affiliate Agreement..........................................   Section 6.08
Agreement....................................................   Preamble
Agreement of Merger..........................................   Section 1.02
Alternative Transaction......................................   Section 8.03(g)
Antitrust Laws...............................................   Section 6.06(b)
Bankruptcy and Equity Exception..............................   Section 3.03(a)
Certificate of Merger........................................   Section 1.02
Certificates.................................................   Section 2.02(b)
CGCL.........................................................   Section 1.02
Closing......................................................   Section 1.03
Closing Date.................................................   Section 1.03
Code.........................................................   Preamble
Confidentiality Agreement....................................   Section 6.01(a)
Continuing Employee..........................................   Section 6.15(a)
Costs........................................................   Section 6.12(a)
DGCL.........................................................   Section 1.01
Effective Time...............................................   Section 1.02
Environmental Law............................................   Section 3.12(b)
ERISA........................................................   Section 3.13(a)
ERISA Affiliate..............................................   Section 3.13(a)
Exchange Act.................................................   Section 3.03(c)
Exchange Agent...............................................   Section 2.02(a)
Exchange Fund................................................   Section 2.02(a)
Exchange Ratio...............................................   Section 2.01(b)
Governmental Entity..........................................   Section 3.03(c)
Hazardous Substance..........................................   Section 3.12(c)
HSR Act......................................................   Section 3.03(c)
Indemnified Parties..........................................   Section 6.12(a)
IRS..........................................................   Section 3.07(b)
Joint Proxy Statement........................................   Section 3.16
Matching Transaction.........................................   Section 6.01(a)
Material Adverse Change......................................   Section 3.06
Material Leases..............................................   Section 3.08
Merger.......................................................   Preamble
NYSE.........................................................   Section 2.02(e)
Order........................................................   Section 6.06(b)
Outside Date.................................................   Section 8.01(b)


                                       iv
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                                                                Cross Reference
Terms                                                             in Agreement
-----                                                           ---------------

Registration Statement.......................................   Section 3.16
Rule 145.....................................................   Section 6.08
SEC..........................................................   Section 3.03(c)
Securities Act...............................................   Section 3.04(a)
Stock Option Agreements......................................   Preamble
Subsidiary...................................................   Section 3.01
Superior Proposal............................................   Section 6.01(a)
Surviving Corporation........................................   Section 1.01
Tax..........................................................   Section 3.07(a)
Taxes........................................................   Section 3.07(a)
Third Party..................................................   Section 8.03(g)
Tuboscope....................................................   Preamble
Tuboscope Balance Sheet......................................   Section 4.04(b)
Tuboscope Common Stock.......................................   Section 2.01(a)
Tuboscope Disclosure Schedule................................   Article IV
Tuboscope Employee Plans.....................................   Section 4.13(a)
Tuboscope Material Adverse Effect............................   Section 4.01
Tuboscope Material Contracts.................................   Section 4.10
Tuboscope Preferred Stock....................................   Section 4.02(a)
Tuboscope SEC Reports........................................   Section 4.04(a)
Tuboscope Stockholders' Meeting..............................   Section 3.16
Tuboscope Stock Option Agreement.............................   Preamble
Tuboscope Stock Plans........................................   Section 4.02(a)
Tuboscope Voting Proposal....................................   Section 6.05(a)
Varco Disclosure Schedule....................................   Article III
Varco Employee Plans.........................................   Section 3.13(a)
Varco Material Adverse Effect................................   Section 3.01
Varco Material Contracts.....................................   Section 3.10
Varco 1999 Annual Report.....................................   Section 3.04(a)
Varco Preferred Stock........................................   Section 3.02(a)
Varco Rights.................................................   Section 3.02(b)
Varco Rights Plan............................................   Section 3.02(b)
Varco SEC Reports............................................   Section 3.04(a)
Varco Stock Option...........................................   Section 6.10(a)
Varco Stock Option Agreement.................................   Preamble
Varco Stock Plans............................................   Section 3.02(a)
Varco Shareholders' Meeting..................................   Section 3.16

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 22, 2000, by and between Varco International, Inc., a California corporation ("Varco"), and Tuboscope Inc., a Delaware corporation ("Tuboscope").

          WHEREAS, the board of directors of Varco deems it advisable and in the best interests of Varco and its shareholders, and the board of directors of Tuboscope deems it advisable and in the best interests of Tuboscope and its stockholders, that Tuboscope and Varco combine their respective businesses in a "merger of equals" transaction to be effected as set forth in this Agreement;

          WHEREAS, the combination of Varco and Tuboscope shall be effected by the terms of this Agreement through a merger in which the shareholders of Varco will become stockholders of Tuboscope (the "Merger");

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Varco's and Tuboscope's willingness to enter into this Agreement, Varco and Tuboscope have entered into
(i) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Tuboscope Stock Option Agreement"), pursuant to which
          ---------
Tuboscope granted Varco an option to purchase shares of Common Stock of Tuboscope under certain circumstances and (ii) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit B (the "Varco Stock
                                                     ---------
Option Agreement" and together with the Tuboscope Stock Option Agreement, the "Stock Option Agreements") pursuant to which Varco granted Tuboscope an option to purchase shares of Common Stock of Varco under certain circumstances; and

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                  ARTICLE I
                                 THE MERGER

          Section 1.01  The Merger.  Upon the terms and subject to the
                        ----------
conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the California General Corporation Law (the "CGCL"), at the Effective Time (as defined in Section 1.02 hereof), Varco shall merge with and into Tuboscope, the separate corporate existence of Varco shall cease and Tuboscope shall continue as the surviving corporation. Tuboscope, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

                                EXECUTION COPY
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        Section 1.02  Effective Time of the Merger.  As early as practicable on
                      ----------------------------
the Closing Date, the parties shall cause the Merger to be consummated by (i) filing with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") in such form as is required by, and executed and, as applicable, acknowledged in accordance with, the provisions of Section 252 of the DGCL, (ii) filing with the Secretary of State of the State of California a merger agreement or other appropriate documents (in any such case, the "Agreement of Merger") in such form as is required by, and executed in accordance with, the provisions of Sections 1101, 1102 and 1103 of the CGCL and (iii) making all other filings, recordings or publications required under the DGCL and the CGCL in connection with the Merger. The Merger shall become effective at 4:00 p.m., Houston time, on the later of the date of (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL and (ii) the filing of the Agreement of Merger with the California Secretary of State in accordance with the CGCL, or at such other time as the parties may agree and specify in such filings in accordance with applicable law (the time the Merger becomes effective being the "Effective Time").

        Section 1.03  Closing.  The closing of the Merger (the "Closing") will
                      -------
take place at 10:00 a.m., Houston time, on a date to be specified by Varco and Tuboscope, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02(b) (other than the delivery of the officers' certificate referred to therein) and 7.03(b) (other than the delivery of the officers' certificate referred to therein) (provided that the other closing conditions set forth in
Article VII have been met or waived as provided in Article VII at or prior to the Closing) (the "Closing Date"), at the corporate offices of Tuboscope at the address indicated in Section 9.02 unless another date, place or time is agreed to in writing by Varco and Tuboscope.

        Section 1.04  Effects of the Merger.  At the Effective Time, the effect
                      ---------------------
of the Merger shall be as provided by applicable law, including the DGCL and the CGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Varco and Tuboscope will vest in the Surviving Corporation, and all of the debts, liabilities and duties of Varco and Tuboscope will become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.05  Certificate of Incorporation; Bylaws.  At the Effective
                      ------------------------------------
Time, the certificate of incorporation of Tuboscope, as amended and restated, shall be further amended to provide that Article FIRST thereof shall read as follows: "FIRST: The name of this corporation is Varco International, Inc. (hereinafter referred to as the "Company").", and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of Tuboscope, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        Section 1.06  Directors and Officers.  Prior to the filing of the Joint
                      ----------------------
Proxy Statement with the SEC, each of Varco and Tuboscope shall designate five
(5) individuals who

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

shall be initial directors of the Surviving Corporation effective as of the Effective Time. The individuals listed on Schedule I hereto shall, from and after the Effective Time, be initial officers of the Surviving Corporation and shall serve in the positions set forth next to their names until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                                  ARTICLE II.
                           CONVERSION OF SECURITIES

         Section 2.01   Conversion of Capital Stock.  As of the Effective Time,
                        ---------------------------
by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Tuboscope or Varco:

                 (a)    Cancellation of Treasury Stock and Tuboscope-Owned
                        --------------------------------------------------
     Stock. All shares of Common Stock of Varco ("Varco Common Stock") that are
     -----
     owned by Varco as treasury stock and any shares of Varco Common Stock owned by Tuboscope or any Subsidiary (as defined in Section 3.01) of Tuboscope shall be canceled and retired and shall cease to exist and no stock of Tuboscope or other consideration shall be delivered in exchange therefor. All shares of Common Stock of Tuboscope, par value $.01 per share ("Tuboscope Common Stock"), owned by Varco shall be canceled and retired and shall cease to exist and no stock of Tuboscope or other consideration shall be delivered in exchange therefor.

                 (b)    Capital Stock of Tuboscope.  Except as provided in
                        --------------------------
     Section 2.01(a), each issued and outstanding share of Tuboscope Common Stock shall be unaffected by the Merger and shall remain outstanding.

                 (c)    Exchange Ratio for Varco Common Stock.  Subject to
                        -------------------------------------
     Section 2.02, each issued and outstanding share of Varco Common Stock (other than dissenting shares referred to in Section 2.01(d) and shares to be canceled in accordance with Section 2.01(a)) shall be converted into .7125 shares (the "Exchange Ratio") of Tuboscope Common Stock. All such shares of Varco Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Tuboscope Common Stock and any cash in lieu of fractional shares of Tuboscope Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Varco Common Stock or Tuboscope Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then the Exchange Ratio contemplated shall be correspondingly adjusted to provide to the holders of Varco Common Stock the same economic effect as contemplated by this Agreement prior to such event.

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                 (d)    Dissenting Shares.  Notwithstanding anything in this
                        -----------------
     Agreement to the contrary, shares of Varco Common Stock which are dissenting shares (as defined in Section 1300(b) of the CGCL), if any, shall not be converted into or represent a right to receive any shares of Tuboscope Common Stock, but the holders thereof shall be entitled only to such rights as are granted by the CGCL. Each holder of dissenting shares who becomes entitled to payment therefor pursuant to the CGCL shall receive payment from the Surviving Corporation in accordance with the CGCL; provided, however, that (i) if any such holder of dissenting shares shall have failed to establish his entitlement to appraisal rights as provided in the CGCL, (ii) if any such holder of dissenting shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the CGCL or (iii) if neither any holder of dissenting shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all dissenting shares within the time provided in the CGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Varco Common Stock and such shares of Varco Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent shares of Tuboscope Common Stock, without interest thereon, as provided in Section 2.01(c) hereof.

         Section 2.02   Exchange of Certificates.  The procedures for exchanging
                        ------------------------
certificates which immediately prior to the Effective Time represented outstanding shares of Varco Common Stock for certificates representing shares of Tuboscope Common Stock pursuant to the Merger are as follows:

                 (a)    Exchange Agent.  At the Effective Time, Tuboscope shall
                        --------------
     make available to a bank or trust company designated by Tuboscope and Varco (the "Exchange Agent"), in trust for the benefit of the holders of certificates which immediately prior to the Effective Time represented outstanding shares of Varco Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of Tuboscope Common Stock and an estimated amount of cash in lieu of fractional shares (such certificates representing shares of Tuboscope Common Stock, together with any dividends or distributions with respect thereto, and cash in lieu of fractional shares being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 upon conversion of outstanding shares of Varco Common Stock.

                 (b)    Exchange Procedures.  As soon as reasonably practicable
                        -------------------
     after the Effective Time, Tuboscope shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Varco Common Stock (the "Certificates") whose shares were converted pursuant to Section
     2.01 into the right to receive certificates representing shares of Tuboscope Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Tuboscope and Varco may reasonably specify and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Tuboscope Common Stock (plus cash in lieu of fractional shares, if any, of Tuboscope Common Stock as provided below). Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by Tuboscope,

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     together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Tuboscope Common Stock into which the holder's shares of Varco Common Stock were converted pursuant to Section 2.01(c) and a check representing cash in lieu of fractional shares which the holder has the right to receive pursuant to
     Section 2.02(e), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Varco Common Stock which is not registered in the transfer records of Varco, a certificate representing the proper number of shares of Tuboscope Common Stock determined in accordance with Section 2.01(c) and a check representing cash in lieu of fractional shares which the holder is entitled to receive pursuant to Section 2.02(e) may be issued to a transferee if the Certificate representing such Varco Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, a certificate representing shares of Tuboscope Common Stock into which the holders of shares of Varco Common Stock were converted pursuant to Section 2.01(c) and a check representing cash in lieu of any fractional shares of Tuboscope Common Stock as contemplated by Section 2.02(e).

                 (c)    Treatment of Unexchanged Shares.  No dividends or other
                        -------------------------------
     distributions declared or made with respect to Tuboscope Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the certificates representing shares of Tuboscope Common Stock represented thereby that the holder would be entitled to upon surrender of such Certificate and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below, until the holder of such Certificate shall surrender such Certificate in accordance with this Section 2.02. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Tuboscope Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Tuboscope Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Tuboscope Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Tuboscope Common Stock. For purposes of determining quorums at meetings of stockholders of the Surviving Corporation and the stockholders of the Surviving Corporation entitled to notice of, and to vote at, meetings of stockholders, holders of unsurrendered Certificates shall be considered record holders of the shares of Tuboscope Common Stock represented thereby.

                 (d)    No Further Ownership Rights in Varco Common Stock.  All
                        -------------------------------------------------
     shares of Tuboscope Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof and any cash paid pursuant to subsection (c) or (e) of this

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

     Section 2.02 shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Varco Common Stock represented thereby. Notwithstanding the foregoing, Tuboscope is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Varco on shares of Varco Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Varco of the shares of Varco Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
     Section 2.02.

                 (e)    No Fractional Shares.  No certificate or scrip
                        --------------------
     representing fractional shares of Tuboscope Common Stock shall be issued in the Merger or upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Tuboscope. Notwithstanding any other provision of this Agreement, each holder of shares of Varco Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Tuboscope Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the average of the last reported sales prices of Tuboscope Common Stock, as reported on the New York Stock Exchange ("NYSE"), on each of the ten trading days immediately preceding the date of the Effective Time.

                 (f)    Termination of Exchange Fund.  Any portion of the
                        ----------------------------
     Exchange Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not previously complied with this
     Section 2.02 shall thereafter look only to the Surviving Corporation for the certificates representing shares of Tuboscope Common Stock, any cash in lieu of fractional shares of Tuboscope Common Stock and any dividends or distributions with respect to Tuboscope Common Stock to which such holders are entitled pursuant to Sections 2.01 and 2.02. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for five years after the Effective Time (or such earlier date immediately prior to such time as the Exchange Fund would otherwise escheat or become the property of any public official or government) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any holders of Certificates previously entitled thereto.

                 (g)    No Liability.  None of the Surviving Corporation, the
                        ------------
     Exchange Agent or any party hereto shall be liable to any former holder of shares of Varco Common Stock for any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

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                 (h)    Withholding Rights.  Each of the Exchange Agent and the
                        ------------------
Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Varco Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Varco Common Stock in respect of which such deduction and withholding was made by the Exchange Agent or the Surviving Corporation.

                 (i)    Lost Certificates.  If any Certificate shall have been
                        -----------------
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it on account of the alleged loss, theft or destruction of such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the certificate representing the shares of Tuboscope Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on the certificate deliverable in respect thereof pursuant to this Agreement.

                                 ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF VARCO

        Varco represents and warrants to Tuboscope that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Varco to Tuboscope on or before the date of this Agreement (the "Varco Disclosure Schedule"). The Varco Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

         Section 3.01   Organization of Varco.  Each of Varco and its
                        ---------------------
Subsidiaries (as defined below) is a corporation or unincorporated entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or entity power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or organization in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition, or results of operations of Varco and its Subsidiaries, taken as a whole (a "Varco Material Adverse Effect"). Except as set forth in the Varco SEC Reports (as defined in Section 3.04) filed prior to the date hereof, neither Varco nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business

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association or entity, excluding securities in any publicly traded company held for investment by Varco or its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such compa ny. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 3.02   Varco Capital Structure.
                        -----------------------
                 (a) The authorized capital stock of Varco consists of 120,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock ("Varco Preferred Stock"), of which 80,000 shares have been designated as "Series A Participating Preferred Stock". As of March 15, 2000, (i) 65,447,165 shares of Varco Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Varco Preferred Stock were issued and outstanding, and (iii) no shares of Varco Common Stock or Varco Preferred Stock were held in the treasury of Varco or by Subsidiaries of Varco. The Varco Disclosure Schedule shows the number of shares of Varco Common Stock reserved for future issuance pursuant to warrants, stock options and restricted stock awards granted and outstanding as of March 15, 2000 and the plans under which such options or shares of restricted stock were granted or issued (collectively, the "Varco Stock Plans"). Except for the issuance of shares of Varco Common Stock in connection with the Varco Stock Plans (including the exercise of options thereunder) or pursuant to the Varco 1980 Employee Stock Purchase Plan and except as set forth in the Varco Disclosure Schedule, no change in such capitalization has occurred between March 15, 2000 and the date of this Agreement. All shares of Varco Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Varco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Varco Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Varco's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Varco or another Subsidiary of Varco free and clear of all security interests, liens, claims, pledges, agreements, limitations on Varco's voting rights, charges or other encumbrances of any nature.

                 (b) Except as set forth in this Section 3.02 or as reserved for future grants of securities under the Varco Stock Plans or the Varco Stock Option Agreement, and except for the rights (the "Varco Rights") issued and issuable under the Rights Agreement dated

                                       8
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as of November 6, 1997 between Varco and Harris Trust Company of California (the
"Varco Rights Plan") and 80,000 shares of Series A Participating Preferred Stock of Varco reserved for issuance upon the exercise of the Varco Rights, there are no equity securities of any class of Varco or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.02, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Varco or any of its Subsidiaries is a party or by which it is bound obligating Varco or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Varco or any of its Subsidiaries or obligating Varco or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Varco, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Varco.

         Section 3.03  Authority; No Conflict; Required Filings and Consents.
                       -----------------------------------------------------
                 (a) Varco has all requisite corporate power and authority to enter into this Agreement and the Varco Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Varco Stock Option Agreement. The execution and delivery of this Agreement and the Varco Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and the Varco Stock Option Agreement by Varco have been duly authorized by all necessary corporate action on the part of Varco, subject only to the approval of this Agreement and the Merger by Varco's shareholders under the CGCL. This Agreement and the Varco Stock Option Agreement have been duly executed and delivered by Varco and constitute the valid and binding obligations of Varco, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                 (b) The execution and delivery of this Agreement and the Varco Stock Option Agreement by Varco do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of incorporation or bylaws of Varco, (ii) except as set forth in the Varco Disclosure Schedule, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Varco or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Varco or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Varco Material Adverse Effect.

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                 (c)    No consent, approval, order or authorization of, or
registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Varco or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Varco Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Agreement of Merger with the California Secretary of State and the Certificate of Merger with the Delaware Secretary of State,
(iii) the filing of the Joint Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and the European Union, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Varco Material Adverse Effect.

         Section 3.04  SEC Filings; Financial Statements.
                       ---------------------------------

                 (a) Varco has filed and made available to Tuboscope all forms, reports and documents required to be filed by Varco with the SEC since January 1, 1997 other than registration statements on Form S-8 (collectively, the "Varco SEC Reports") and has furnished to Tuboscope and attached to the Varco Disclosure Schedule a substantially final draft of its Annual Report on Form 10-K for the year ended December 31, 1999 (the "Varco 1999 Annual Report"), which for the purposes of this Agreement shall be deemed to have been filed with the SEC immediately prior to the execution and delivery of this Agreement and, accordingly, any reference in this Agreement to "the Varco SEC Reports, as filed prior to the date hereof" shall include the Varco 1999 Annual Report. The Varco SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Varco SEC Reports or necessary in order to make the statements in such Varco SEC Reports, in the light of the circumstances under which they were made, not misleading. The Varco 1999 Annual Report does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact which would be required to be stated in such Annual Report if such Annual Report were filed as of the date hereof or necessary in order to make the statements in such Annual Report, in the light of the circumstances under which they were made, not misleading. None of Varco's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Varco SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial

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statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Varco and its Subsidiaries as of the dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Varco as of December 31, 1999 is referred to herein as the "Varco Balance Sheet."

         Section 3.05  No Undisclosed Liabilities.  Except as disclosed in the
                       ---------------------------
Varco SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practices, Varco and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Varco Material Adverse Effect.


         Section 3.06  Absence of Certain Changes or Events. Except as disclosed
                       ------------------------------------
in the Varco SEC Reports filed prior to the date hereof, since the date of the Varco Balance Sheet, Varco and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse change in the financial condition, results of operations, business or properties (a "Material Adverse Change") of Varco and its Subsidiaries, taken as a whole, or any development or combination of developments of which the management of Varco is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Varco Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Varco or any of its Subsidiaries having a Varco Material Adverse Effect; (iii) any material change by Varco in its accounting methods, principles or practices to which Tuboscope has not previously consented in writing; (iv) any revaluation by Varco of any of its assets having a Varco Material Adverse Effect; or (v) any other action or event that would have required the consent of Tuboscope pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or is reasonably likely to have a Varco Material Adverse Effect.

         Section 3.07  Taxes.
                       -----

                 (a) For the purposes of this Agreement, a (i) "Tax" or, collectively, "Taxes," means any and all federal, state, local or foreign gross receipts, income, profits, sales, use, value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, social security, license, occupation, business organization, stamp, environmental, property, severance, premium, custom duties, capital stock, disability, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with any other person with respect to such amounts and any liability for such amounts of a predecessor entity, and (ii) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement, including any

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schedule or attachment thereto, and including any amendment thereof, filed or to be filed with any tax authority.

                 (b) Varco and each of its Subsidiaries have timely filed all Tax Returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), except for any such returns which are not likely, individually or in the aggregate, to have a Varco Material Adverse Effect. All such Tax Returns are complete and correct in all respects, except for any such omissions or errors which are not reasonably likely, individually or in the aggregate, to have a Varco Material Adverse Effect. Varco and each of its Subsidiaries have paid (or Varco has paid on its Subsidiaries' behalf) all Taxes shown as due on such Tax Returns. Varco's most recent consolidated financial statements reflect an adequate reserve for all Taxes payable by Varco and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, except to the extent that any such Taxes are not reasonably likely, individually or in the aggregate, to have a Varco Material Adverse Effect. Except as set forth in the Varco Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Varco, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Varco Material Adverse Effect. Except as set forth in the Varco Disclosure Schedule, no deficiencies for any Taxes (other than those which are not reasonably likely, individually or in the aggregate, to have a Varco Material Adverse Effect) have been proposed, asserted or assessed against Varco or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Varco and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and none of Varco or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Varco and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither Varco nor any of its Subsidiaries has made an election under
Section 341(f) of the Code. There are no liens for Taxes upon the assets of Varco or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Varco Material Adverse Effect.

                 Section 3.08  Properties.
                               ----------

                 (a) Varco has provided to Tuboscope a true and complete list of all real property leased by Varco or its Subsidiaries pursuant to leases providing for the occupancy of facilities in excess of 10,000 square feet (collectively "Material Leases"). Varco is not in default under any such Material Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Varco Material Adverse Effect.

                 (b) Varco has provided to Tuboscope a true and complete list of all real property that Varco or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Varco Material Adverse
Effect: (a) Varco or the identified Subsidiary has good and

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clear record and marketable title to such property, free and clear of any security interest, easement, covenant or other restriction, except for security interests, easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.


        Section 3.09  Intellectual Property.  Varco owns, or is licensed or
                      ---------------------
otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Varco as currently conducted, subject to such exceptions that would not be reasonably likely to have a Varco Material Adverse Effect.


        Section 3.10  Agreements, Contracts and Commitments.  Varco has not
                      -------------------------------------
breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Varco SEC Reports ("Varco Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Varco Material Adverse Effect. Each Varco Material Contract that has not expired by its terms is in full force and effect.


        Section 3.11  Litigation.  Except as described in the Varco SEC Reports
                      ----------
filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Varco pending or as to which Varco has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Varco Material Adverse Effect or a material adverse effect on the ability of Varco to consummate the transactions contemplated by this Agreement.

        Section 3.12  Environmental Matters.
                      ---------------------

                (a) Except for matters that are specifically disclosed in the Varco SEC Reports filed prior to the date hereof (with reference to a specifically named site or claim) and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Varco Material Adverse
Effect: (i) Varco and its Subsidiaries comply, and within all applicable statutes of limitations periods have complied, with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) neither Varco nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither Varco nor any of its Subsidiaries are subject to liability for any release of, or any exposure of any person or property to, any Hazardous Substance; (iv) neither Varco nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Varco or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (v) neither Varco nor any of its Subsidiaries is subject to any orders, decrees or injunctions issued by, or other arrangements with, any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to

                                       13
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

Hazardous Substances; and (vi) there are no circumstances or conditions involving Varco or any of its Subsidiaries that could reasonably be expected to cause Varco or any of its Subsidiaries to become subject to any claims, liability, investigations or costs, or to restrictions on the ownership, use or transfer of any property of Varco or any of its Subsidiaries, pursuant to any Environmental Law.

                 (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, preservation, investigation, remediation or restoration of environmental quality, health and safety, or natural resources, or (B) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                 (c)    As used herein, the term "Hazardous Substance" means:
(A) any substance that is listed, classified or regulated pursuant to or that could result in liability under any Environmental Law; (B) any petroleum product or by- product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         Section 3.13  Employee Benefit Plans.
                       ----------------------

                 (a) Varco has listed in Section 3.13 of the Varco Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Varco or any trade or business (whether or not incorporated) which is a member or which is under common control with Varco (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of Varco (together, the "Varco Employee Plans").

                 (b) With respect to each Varco Employee Plan, Varco has made available to Tuboscope, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Varco Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Varco Employee Plan and (iv) the most recent actuarial report or valuation relating to a Varco Employee Plan subject to Title IV of ERISA.

                 (c) With respect to the Varco Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Varco, there exists no condition or set of circumstances in connection with which Varco could be subject to any liability that is reasonably likely to have a Varco Material Adverse Effect under ERISA, the Code or any other applicable law.

                 (d) With respect to the Varco Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or

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properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Varco, which obligations are reasonably likely to have a Varco Material Adverse Effect.

                (e) Except as disclosed in Varco SEC Reports filed prior to the date of this Agreement, and except as set forth in the Varco Disclosure Schedule or as provided for in this Agreement, neither Varco nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Varco or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Varco of the nature contemplated by this Agreement, (ii) agreement with any officer of Varco providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        Section 3.14  Compliance With Laws.  Varco has complied with, is not in
                      --------------------
violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Varco Material Adverse Effect.

        Section 3.15  Accounting and Tax Matters.  To its knowledge, after
                      --------------------------
consulting with its independent auditors, neither Varco nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would (i) prevent Varco from accounting for the business combination to be effected by the Merger as a pooling of interests of (ii) prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

        Section 3.16  Registration Statement; Proxy Statement/Prospectus.  The
                      --------------------------------------------------
information to be supplied by Varco for inclusion in the registration statement on Form S-4 pursuant to which shares of Tuboscope Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Varco for inclusion in the joint proxy statement/prospectus to be sent to Varco's shareholders and Tuboscope's stockholders in connection with the meeting of Varco's shareholders to consider this Agreement and the Merger (the "Varco Shareholders' Meeting") and in connection with the meeting of Tuboscope's stockholders (the "Tuboscope Stockholders' Meeting") to consider this Agreement, the Merger and an amendment to Tuboscope's certificate of incorporation to increase the number

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of authorized shares of Tuboscope Common Stock from 60,000,000 to 200,000,000 shares (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to Varco's shareholders and Tuboscope's stockholders, at the time of the Varco Shareholders' Meeting and the Tuboscope Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Varco Shareholders' Meeting or the Tuboscope Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Varco or any of its Affiliates, officers or directors should be discovered by Varco which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Varco shall promptly inform Tuboscope.

        Section 3.17  Labor Matters.  Neither Varco nor any of its Subsidiaries
                      -------------
is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of Varco or its Subsidiaries, and, to the best knowledge of the executive officers of Varco, there are no campaigns being conducted to solicit cards from employees of Varco or its Subsidiaries to authorize representation by any labor organization, nor is Varco or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices. Nor, as of the date hereof, is Varco or any of its Subsidiaries the subject of any material proceeding asserting that Varco or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Varco, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Varco or any of its Subsidiaries.

        Section 3.18  Insurance.  All material fire and casualty, general
                      ---------
liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Varco or any of its Subsidiaries are with reputable insurance carriers and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Varco Material Adverse Effect.

        Section 3.19  No Existing Discussions.  As of the date hereof, Varco is
                      -----------------------
not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01(a)).

        Section 3.20  Opinion of Financial Advisor.  The financial advisor of
                      ----------------------------
Varco, J.P. Morgan Securities Inc., has delivered to Varco its opinion dated the date of this Agreement to the

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effect that the Exchange Ratio is fair to the holders of Varco Common Stock from a financial point of view.

     Section 3.21  Anti-Takeover Laws.  No "fair price," "moratorium," "control
                   ------------------
share acquisition" or other similar anti-takeover statute or regulation is applicable to Varco or (solely by reason of Varco's participation therein) the Merger or the other transactions contemplated by this Agreement.

     Section 3.22  Rights Plan.  The Varco Rights Plan has been amended so that
                   -----------
(i) Tuboscope is exempt from the definition of "Acquiring Person" contained in the Varco Rights Plan, and no "Shares Acquisition Date" or "Distribution Date" or "Triggering Event" (as such terms are defined in the Varco Rights Plan) will occur as a result of the execution of this Agreement or the Tuboscope Stock Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Tuboscope Stock Option Agreement and (ii) the Varco Rights Plan will terminate and the Varco Rights will expire immediately prior to the Effective Time. The Varco Rights Plan, as so amended, has not been further amended or modified, and a true and complete copy of such amendment has been delivered to Tuboscope. The entering into of this Agreement and the Varco Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Varco Rights Plan or enable or require the Varco Rights to be exercised or distributed.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF TUBOSCOPE

     Tuboscope represents and warrants to Varco that the statements contained in this Article IV are true and correct, except as set forth herein and in the disclosure schedule delivered by Tuboscope to Varco on or before the date of this Agreement (the "Tuboscope Disclosure Schedule"). The Tuboscope Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     Section 4.01  Organization of Tuboscope.  Each of Tuboscope and its
                   -------------------------
Subsidiaries is a corporation or unincorporated entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or entity power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or organization in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition, or results of operations of Tuboscope and its Subsidiaries, taken as a whole (a "Tuboscope Material Adverse Effect"). Except as set forth in the Tuboscope SEC Reports (as defined in Section 4.04) filed prior to the date hereof, neither Tuboscope nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest

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convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Tuboscope or its Subsidiaries and comprising less than five percent (5%) of the outstanding stock of such company.

     Section 4.02  Tuboscope Capital Structure.
                   ---------------------------

          (a) The authorized capital stock of Tuboscope consists of 60,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value ("Tuboscope Preferred Stock"). As of March 15, 2000, (i) 44,767,104 shares of Tuboscope Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,424,700 shares of Tuboscope Common Stock were held in the treasury of Tuboscope or by Subsidiaries of Tuboscope and (iii) no shares of Tuboscope Preferred Stock were issued and outstanding. The Tuboscope Disclosure Schedule shows the number of shares of Tuboscope Common Stock reserved for future issuance pursuant to warrants, stock options and restricted stock awards granted and outstanding as of March 15, 2000 and the plans under which such options and restricted stock awards were granted (collectively, the "Tuboscope Stock Plans"). Except for the issuance of shares of Tuboscope Common Stock in connection with the Tuboscope Stock Plans (including the exercise of options thereunder) or pursuant to the Tuboscope Employee Qualified Stock Purchase Plan, the Tuboscope Deferred Compensation Plan and the Tuboscope 401(K) Thrift Savings Plan and except as set forth in the Tuboscope Disclosure Schedule, no change in such capitalization has occurred between March 15, 2000 and the date of this Agreement. As of the date of this Agreement, no shares of Tuboscope Preferred Stock are issued and outstanding. All shares of Tuboscope Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Tuboscope or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Tuboscope Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Tuboscope's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Tuboscope or another Subsidiary of Tuboscope free and clear of all security interests, liens, claims, pledges, agreements, limitations on Tuboscope's voting rights, charges or other encumbrances of any nature.

          (b) Except as set forth in this Section 4.02 or as reserved for future grants of securities under the Tuboscope Stock Plans or the Tuboscope Stock Option Agreement, there are no equity securities of any class of Tuboscope or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this
Section 4.02, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Tuboscope or any of its Subsidiaries is a party or by which it is bound obligating Tuboscope or any of its Subsidiaries to issue, deliver or

                                      18

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sell, or cause to be issued, delivered or sold, additional shares of capital stock of Tuboscope or any of its Subsidiaries or obligating Tuboscope or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Tuboscope, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Tuboscope.

     Section 4.03  Authority; No Conflict; Required Filings and Consents.
                   -----------------------------------------------------

          (a) Tuboscope has all requisite corporate power and authority to enter into this Agreement and the Tuboscope Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Tuboscope Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Tuboscope, subject only to the approval of the Tuboscope Voting Proposal by Tuboscope's stockholders. This Agreement and the Tuboscope Stock Option Agreement have been duly executed and delivered by Tuboscope and constitute the valid and binding obligation of Tuboscope, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b) The execution and delivery of this Agreement and the Tuboscope Stock Option Agreement by Tuboscope do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Tuboscope, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Tuboscope or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Tuboscope or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Tuboscope Material Adverse Effect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Tuboscope or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Tuboscope Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and the Agreement of Merger with the California Secretary of State, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals,

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orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and the European Union, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Tuboscope Material Adverse Effect.

     Section 4.04  SEC Filings; Financial Statements.
                   ---------------------------------

          (a) Tuboscope has filed and made available to Varco all forms, reports and documents required to be filed by Tuboscope with the SEC since January 1, 1997 other than registration statements on Form S-8 (collectively, the "Tuboscope SEC Reports"). The Tuboscope SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Tuboscope SEC Reports or necessary in order to make the statements in such Tuboscope SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Tuboscope's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Tuboscope SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of Tuboscope and its Subsidiaries as of the dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Tuboscope as of December 31, 1999 is referred to herein as the "Tuboscope Balance Sheet."

     Section 4.05  No Undisclosed Liabilities.  Except as disclosed in the
                   --------------------------
Tuboscope SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practices, Tuboscope and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Tuboscope Material Adverse Effect.

     Section 4.06  Absence of Certain Changes or Events.  Except as disclosed in
                   ------------------------------------
the Tuboscope SEC Reports filed prior to the date hereof, since the date of the Tuboscope Balance Sheet, Tuboscope and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change in Tuboscope and its Subsidiaries, taken as a whole, or any

                                      20

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development or combination of developments of which the management of Tuboscope is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Tuboscope Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Tuboscope or any of its Subsidiaries having a Tuboscope Material Adverse Effect;
(iii) any material change by Tuboscope in its accounting methods, principles or practices to which Varco has not previously consented in writing; (iv) any revaluation by Tuboscope of any of its assets having a Tuboscope Material Adverse Effect; or (v) any other action or event that would have required the consent of Varco pursuant to Section 5.02 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or is reasonably likely to have a Tuboscope Material Adverse Effect.

     Section 4.07  Taxes.  Tuboscope and each of its Subsidiaries have timely
                   -----
filed all Tax Returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions), except for any such returns which are not likely, individually or in the aggregate, to have a Tuboscope Material Adverse Effect. All such Tax Returns are complete and correct in all respects, except for any such omissions or errors which are not reasonably likely, individually or in the aggregate, to have a Tuboscope Material Adverse Effect. Tuboscope and each of its Subsidiaries have paid (or Tuboscope has paid on its Subsidiaries' behalf) all Taxes shown as due on such Tax Returns. Tuboscope's most recent consolidated financial statements reflect an adequate reserve for all Taxes payable by Tuboscope and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, except to the extent that any such Taxes are not reasonably likely, individually or in the aggregate, to have a Tuboscope Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Tuboscope, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Tuboscope Material Adverse Effect. No deficiencies for any Taxes (other than those which are not reasonably likely, individually or in the aggregate, to have a Tuboscope Material Adverse Effect) have been proposed, asserted or assessed against Tuboscope or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Tuboscope and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and none of Tuboscope or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Tuboscope and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither Tuboscope nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of Tuboscope or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Tuboscope Material Adverse Effect.

     Section 4.08  Properties.
                   ----------

          (a)  Tuboscope has provided to Varco a true and complete list of all

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real property leased by Tuboscope or its Subsidiaries pursuant to Material
Leases. Tuboscope is not in default under such Material Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Tuboscope Material Adverse Effect.

          (b) Tuboscope has provided to Varco a true and complete list of all real property that Tuboscope or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Tuboscope Material Adverse
Effect: (a) Tuboscope or the identified Subsidiary has good and clear record and marketable title to such property free and clear of any security interest, easement, covenant or other restriction, except for security interests, easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

     Section 4.09  Intellectual Property.  Tuboscope owns, or is licensed or
                   ---------------------
otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of Tuboscope as currently conducted, subject to such exceptions that would not be reasonably likely to have a Tuboscope Material Adverse Effect.

     Section 4.10  Agreements, Contracts and Commitments.  Tuboscope has not
                   -------------------------------------
breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Tuboscope SEC Reports ("Tuboscope Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Tuboscope Material Adverse Effect. Each Tuboscope Material Contract that has not expired by its terms is in full force and effect.

     Section 4.11  Litigation.  Except as described in the Tuboscope SEC Reports
                   ----------
filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Tuboscope pending or as to which Tuboscope has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Tuboscope Material Adverse Effect or a material adverse effect on the ability of Tuboscope to consummate the transactions contemplated by this Agreement.

     Section 4.12  Environmental Matters.  Except for matters that are
                   ---------------------
specifically disclosed in the Tuboscope SEC Reports filed prior to the date hereof (with reference to a specifically named site or claim) and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Tuboscope Material Adverse Effect: (i) Tuboscope and its Subsidiaries comply, and within all applicable statute of limitation periods have complied, with all applicable Environmental Laws; (ii) neither Tuboscope nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party

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property; (iii) neither Tuboscope nor any of its Subsidiaries are subject to liability for any release of, or any exposure of any person or property to, any Hazardous Substance; (iv) neither Tuboscope nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Tuboscope or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (v) neither Tuboscope nor any of its Subsidiaries is subject to any orders, decrees or injunctions issued by, or other arrangements with, any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vi) there are no circumstances or conditions involving Tuboscope or any of its Subsidiaries that could reasonably be expected to cause Tuboscope or any of its Subsidiaries to become subject to any claims, liability, investigations or costs, or to restrictions on the ownership, use or transfer of any property of Tuboscope or any of its Subsidiaries, pursuant to any Environmental Law.

     Section 4.13  Employee Benefit Plans.
                   ----------------------

          (a) Tuboscope has listed in Section 4.13 of the Tuboscope Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Tuboscope or any ERISA Affiliate of Tuboscope, or any Subsidiary of Tuboscope (together, the "Tuboscope Employee Plans").

          (b) With respect to each Tuboscope Employee Plan, Tuboscope has made available to Varco, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Tuboscope Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Tuboscope Employee Plan and (iv) the most recent actuarial report or valuation relating to a Tuboscope Employee Plan subject to Title IV of ERISA.

          (c) With respect to the Tuboscope Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Tuboscope, there exists no condition or set of circumstances in connection with which Tuboscope could be subject to any liability that is reasonably likely to have a Tuboscope Material Adverse Effect under ERISA, the Code or any other applicable law.

          (d) With respect to the Tuboscope Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Tuboscope, which obligations are reasonably likely to have a Tuboscope Material Adverse Effect.

          (e) Except as disclosed in Tuboscope SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Tuboscope nor any

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of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Tuboscope or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Tuboscope of the nature contemplated by this Agreement, (ii) agreement with any officer of Tuboscope providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 4.14  Compliance With Laws.  Tuboscope has complied with, is not in
                   --------------------
violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Tuboscope Material Adverse Effect.

     Section 4.15  Accounting and Tax Matters.  To its knowledge, after
                   --------------------------
consulting with its independent auditors, neither Tuboscope nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would (i) prevent Tuboscope from accounting for the business combination to be effected by the Merger as a pooling of interests of (ii) prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

     Section 4.16  Registration Statement; Proxy Statement/Prospectus.  The
                   --------------------------------------------------
information in the Registration Statement (except for information supplied by Varco for inclusion in the Registration Statement, as to which Tuboscope makes no representation) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Tuboscope for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to Tuboscope's stockholders or Varco's shareholders, at the time of the Tuboscope Stockholders' Meeting and the Varco Shareholder's Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Tuboscope Stockholders' Meeting or the Varco Shareholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Tuboscope or any of its Affiliates, officers or directors should be discovered by Tuboscope which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Tuboscope shall promptly inform Varco.

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        Section 4.17 Labor Matters. Neither Tuboscope nor any of its
                     -------------
Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last five years, a representation question respecting any of the employees of Tuboscope or its Subsidiaries, and, to the best knowledge of the executive officers of Tuboscope, there are no campaigns being conducted to solicit cards from employees of Tuboscope or its Subsidiaries to authorize representation by any labor organization, nor is Tuboscope or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices. Nor, as of the date hereof, is Tuboscope or any of its Subsidiaries the subject of any material proceeding asserting that Tuboscope or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Tuboscope, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Tuboscope or any of its Subsidiaries.

        Section 4.18  Insurance.  All material fire and casualty, general
                      ---------
liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Tuboscope or any of its Subsidiaries are with reputable insurance carriers and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Tuboscope Material Adverse Effect.

        Section 4.19  No Existing Discussions.  As of the date hereof,
                      -----------------------
Tuboscope is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01(a)).

        Section 4.20  Opinion of Financial Advisor.  The financial advisor of
                      ----------------------------
Tuboscope, Credit Suisse First Boston Corporation, has delivered to Tuboscope an opinion, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Tuboscope from a financial point of view.

        Section 4.21  Anti-Takeover Laws.  The restrictions contained in
                       ------------------
Section 203 of the DGCL with respect to a "business combination" (as defined in DGCL Section 203) have been rendered inapplicable to the authorization, execution, delivery and performance of the Agreement by Tuboscope or the consummation of the Merger by Tuboscope. No other "fair price," "moratorium," "control share acquisition" or other similar anti- takeover statute or regulation is applicable to Tuboscope or (solely by reason of Tuboscope's participation therein) the Merger or the other transactions contemplated by this Agreement.
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                                  ARTICLE V.
                              CONDUCT OF BUSINESS

         Section 5.01  Covenants of Varco.  During the period from the date of
                       ------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Varco agrees as to itself and its Subsidiaries (except to the extent that Tuboscope shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Varco shall promptly notify the other party of any material event or occurrence not in the ordinary course of business of Varco. Except as expressly contemplated by this Agreement, Varco shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Tuboscope:

                 (a) Accelerate, amend or change the period of exercisability or vesting of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                 (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

                 (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Varco Common Stock pursuant to the exercise of options, warrants and convertible securities outstanding on the date of this Agreement or pursuant to Varco's 1980 Employee Stock Purchase Plan and (ii) the issuance of Varco Rights in respect of shares of Varco Common Stock issued not in contravention of this Agreement pursuant to Section 3(c) of the Varco Rights Plan;

                 (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items

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in the ordinary course of business), except for all such acquisitions involving aggregate consideration of not more than $3 million;

                 (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

                 (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with past practices (including bonuses), (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, other than payments or agreements paid to or entered into with employees (other than officers) in the ordinary course of business in accordance with past practices or the performance of agreements in effect on the date of this Agreement, (iii) enter into any collective bargaining agreement (other than as required by law), or (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

                 (h) Incur any indebtedness for borrowed money other than up to $2 million (which may be denominated in foreign currency) in borrowings pursuant to credit facilities in effect as of the date hereof and up to $1 million under loan agreements entered into hereafter;

                 (i) Initiate, compromise, or settle any material litigation or arbitration proceeding;

                 (j) Except in the ordinary course of business, modify, amend or terminate any Varco Material Contract or waive, release or assign any material rights or claims;

                 (k) Make or commit to make any capital expenditures that would cause the aggregate capital budget furnished by Varco to Tuboscope to be exceeded; or

                 (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (k) above.

         Section 5.02  Covenants of Tuboscope.  During the period from the date
                       ----------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Tuboscope agrees as to itself and its respective Subsidiaries (except to the extent that Varco shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business

                                       27
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organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Tuboscope shall promptly notify the other party of any material event or occurrence not in the ordinary course of business of Tuboscope. Except as expressly contemplated by this Agreement, Tuboscope shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of Varco:

                 (a) Accelerate, amend or change the period of exercisability or vesting of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                 (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

                 (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock (including Tuboscope Common Stock held in treasury) or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Tuboscope Common Stock pursuant to the exercise of options, warrants or convertible securities outstanding on the date of this Agreement or pursuant to the Tuboscope Employee Qualified Stock Purchase Plan, the Tuboscope Deferred Compensation Plan and the Tuboscope 401(K) Thrift Savings Plan;

                 (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for all such acquisitions involving aggregate consideration of not more than $3 million;

                 (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

                 (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with past practices (including bonuses), (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, other than payments or agreements paid to or entered into with employees

                                       28
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

(other than officers) in the ordinary course of business in accordance with past practices or the performance of agreements in effect on the date of this Agreement, (iii) enter into any collective bargaining agreement (other than as required by law), or (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

                 (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof or up to $1 million (which may be denominated in foreign currency) in borrowings under loan agreements entered into hereafter;

                 (i) Initiate, compromise, or settle any material litigation or arbitration proceeding;

                 (j) Except in the ordinary course of business, modify, amend or terminate any Tuboscope Material Contract or waive, release or assign any material rights or claims;

                 (k) Make or commit to make any capital expenditures that would cause the aggregate capital budget furnished by Tuboscope to Varco to be exceeded; or

                 (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (k) above.

         Section 5.03  Reorganization.  Varco and Tuboscope shall each use its
                       --------------
best efforts to cause the Merger to qualify as, and will not take or agree to take any action that would prevent the Merger from qualifying as, a reorganization within the meaning of Section 368(a) of the Code.

         Section 5.04  Cooperation.  Subject to compliance with applicable law,
                       -----------
from the date hereof until the Effective Time, each of Varco and Tuboscope shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

         Section 5.05  Tuboscope Board Resolutions.  The board of directors of
                       ---------------------------
Tuboscope shall adopt such resolutions as shall be necessary for the acquisition of equity securities (including options and other derivative securities) of Tuboscope by officers or directors of Varco who are to become officers or directors of Tuboscope in the Merger to be deemed an acquisition from Tuboscope eligible for Rule 16b-3(d) under the Exchange Act.

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         Section 5.06  Pooling Accounting.  From and after the date hereof and
                       ------------------
until the Effective Time, neither Varco nor Tuboscope, nor any of their respective Subsidiaries or other Affiliates shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

                                  ARTICLE VI.
                             ADDITIONAL AGREEMENTS

         Section 6.01  No Solicitation.
                       ---------------

                 (a) Varco and Tuboscope each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for an Alternative Transaction (as defined below) involving such party or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
(iii) agree to or recommend any Acquisition Proposal; provided, however, that
                                                      -------- --------
nothing contained in this Agreement shall prevent Varco or Tuboscope, or their respective Boards of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders/stockholders of such party, if and only to the extent that (1) the board of directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to its shareholders/stockholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the board of directors of such party determines in good faith after consultation with outside legal counsel that failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of such board of directors to such party and its shareholders/stockholders under applicable law, (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such board of directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Agreement dated January 14, 2000 between Varco and Tuboscope (the "Confidentiality Agreement"), and (3) prior to furnishing such non-public information or providing access to the properties, books or records of such party, such party has complied with the provisions of
Section 6.01(b); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Each party agrees that, in the event that it receives a Superior Proposal, for the five business day period commencing on the date on which it delivers notice of such Superior Proposal to the other party in accordance with Section 6.01(b), it shall offer to negotiate with, and cause its respective financial and legal advisors to negotiate with, the other party to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable such party to proceed with the transactions contemplated herein.

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                 (b)    Varco and Tuboscope shall each notify the other party
immediately after receipt by Varco or Tuboscope (or their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall, to the extent permitted by law, continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

        Section 6.02  Proxy Statement/Prospectus; Registration Statement.
                      --------------------------------------------------

                 (a) As promptly as practical after the execution of this Agreement, Varco and Tuboscope shall prepare and file with the SEC the Joint Proxy Statement, and Tuboscope shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Tuboscope may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Varco and Tuboscope shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement, and any amendment or supplement thereto, shall include (i) the recommendation of the board of directors of Tuboscope in favor of this Agreement, the Merger (including a declaration that the Merger is advisable in accordance with Section 251 of the DGCL), an amendment to Tuboscope's Second Restated Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock from 60,000,000 to 200,000,000 and (ii) the recommendation of the board of directors of Varco in favor of this Agreement and the Merger; provided that the board of directors of Tuboscope may withdraw such recommendation if (but only if) (i) the board of directors of Tuboscope has received a Superior Proposal, and (ii) such board of directors after consultation with its outside legal counsel determines that it is reasonably likely that a failure to recommend such Superior Proposal would constitute a breach of its fiduciary duties under applicable law, and the board of directors of Varco may withdraw such recommendation if (but only if) (i) the board of directors of Varco has received a Superior Proposal, and (ii) such board of directors after consultation with its outside legal counsel determines that it is reasonably likely that a failure to recommend such Superior Proposal would constitute a breach of its fiduciary duties under applicable law. Nothing is this Section 6.02(a) shall release the obligations of Varco or Tuboscope to hold the Varco Shareholders' Meeting and the Tuboscope Stockholders' Meeting, respectively, in accordance with Section 6.05.

                 (b) Varco and Tuboscope shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

        Section 6.03  NYSE Listings.  Tuboscope agrees to continue the listing
                      -------------
of Tuboscope Common Stock on the NYSE during the term of this Agreement. Varco agrees to continue the listing of Varco Common Stock on the NYSE during the term of this Agreement.

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     Section 6.04  Access to Information.  Upon reasonable notice, Tuboscope and
                   ---------------------
Varco shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Tuboscope and Varco shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.05  Shareholders/Stockholders Meetings.
                   ----------------------------------
            (a) Varco shall call a meeting of its shareholders, and Tuboscope shall call a meeting of its stockholders, to be held as promptly as practicable for the purpose of voting, in the case of Varco, upon this Agreement and the Merger and, in the case of Tuboscope, upon this Agreement, the Merger and an amendment to Tuboscope's Second Restated Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common stock from 60,000,000 to 200,000,000 (the "Tuboscope Voting Proposal"). Subject to Section 6.01(a) and Section 6.02(a), Varco and Tuboscope shall use all reasonable efforts to solicit proxies in favor of such matters. Varco and Tuboscope shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. The Varco shareholder vote required for the approval of this Agreement and the Merger shall be a majority of the shares of Varco Common Stock outstanding on the record date for the Varco Shareholders' Meeting. The Tuboscope stockholder vote required for approval of the Tuboscope Voting Proposal shall be a majority of the shares of Tuboscope Common Stock outstanding on the record date for the Tuboscope Stockholders' Meeting.

            (b) Tuboscope may also submit additional routine proposals to its stockholders at the Tuboscope Stockholders' Meeting, separate from the proposal referred to in Section 6.05(a), provided that Tuboscope shall consult with Varco as to the submission of such proposals. The approval by Tuboscope's stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

     Section 6.06  Legal Conditions to Merger.
                   --------------------------
            (a) Tuboscope and Varco shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third

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

party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Tuboscope or Varco or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Stock Option Agreements and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws,
(B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law. Tuboscope and Varco shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Tuboscope and Varco shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

            (b) Varco and Tuboscope agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Notwithstanding anything to the contrary in this Section 6.06, neither Varco nor Tuboscope nor any of their Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a material adverse effect on Tuboscope or on Tuboscope combined with Varco after the Effective Time.

            (c) Each of Tuboscope and Varco shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their best efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Tuboscope Disclosure Schedule or the Varco Disclosure Schedule, as the case may be, or (C) required to prevent a Tuboscope Material

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Adverse Effect or a Varco Material Adverse Effect from occurring prior to or after the Effective Time.

      Section 6.07  Public Disclosure.  Varco and Tuboscope shall agree on
                    -----------------
the form and content of the initial joint press release regarding the transactions contemplated hereby, and thereafter shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

      Section 6.08  Affiliate Legends.  Prior to the filing of the Joint
                    -----------------
Proxy Statement with the SEC, Varco and Tuboscope will provide each other with a list of those persons who are, in Varco's or Tuboscope's respective reasonable judgment, "affiliates" of Varco or Tuboscope, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of Varco or Tuboscope within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Varco and Tuboscope shall provide each other such information and documents as Tuboscope or Varco shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Varco and Tuboscope shall each use its best efforts to deliver or cause to be delivered to each other by April 30, 2000 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in form and substance satisfactory to Varco and Tuboscope, by which each Affiliate of Varco agrees to comply with the applicable requirements of Rule 145 and such requirements as may be necessary for the Merger to be treated as a pooling of interests for accounting purposes and each Affiliate of Tuboscope agrees to comply with such requirements as may be necessary for the merger to be treated as a pooling of interests for accounting purposes (an "Affiliate Agreement"). Tuboscope shall be entitled to place appropriate legends on the certificates evidencing any Tuboscope Common Stock to be received by such Affiliates of Varco pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Tuboscope Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Tuboscope).

      Section 6.09  NYSE Listing.  Tuboscope shall use its best efforts to
                    ------------
cause the shares of Tuboscope Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

      Section 6.10  Stock Plans.
                    -----------
                    (a) At the Effective Time, each outstanding option to purchase shares of Varco Common Stock (a "Varco Stock Option") under the Varco Stock Plans, whether vested or unvested, shall constitute an option to acquire, on the same terms and conditions as were applicable under such Varco Stock Option, the same number of shares of Tuboscope Common Stock as the holder of such Varco Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time

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(rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Varco Common Stock purchasable pursuant to such Varco Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Tuboscope Common Stock deemed purchasable pursuant to such Varco Stock Option in accordance with the foregoing. It is intended that Varco Stock Options converted into options to acquire Tuboscope Common Stock in accordance with the foregoing shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Varco Stock Options qualified as incentive stock options immediately prior to the Effective Time, and the provisions of this Section 6.10 shall be applied consistent with such intent.

            (b) As soon as practicable after the Effective Time, Tuboscope shall deliver to the participants in Varco Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Varco Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.10 after giving effect to the Merger).

            (c) Tuboscope shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Tuboscope Common Stock for delivery under Varco Stock Plans assumed in accordance with this Section 6.10. As soon as practicable after the Effective Time, Tuboscope shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Tuboscope Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

            (d) The board of directors of Varco shall, prior to or as of the Effective Time, take all necessary actions, if any, pursuant to and in accordance with the terms of the Varco Stock Plans and the instruments evidencing the Varco Stock Options, to provide for the conversion of the Varco Stock Options into options to acquire Tuboscope Common Stock in accordance with this Section 6.10 without the consent of the holders of the Varco Stock Options.

            (e) Prior to the Effective Time, Varco's board of directors (or, if appropriate, any committee thereof) and Tuboscope's board of directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, effective at the Effective Time, each right to purchase shares of Varco Common Stock outstanding at the Effective Time (a "Varco Stock Purchase Right") under the Varco 1980 Employee Stock Purchase Plan shall be assumed by Tuboscope and shall continue in effect on the same terms and conditions as in effect immediately prior to the Effective Time (subject to the adjustments in this Section), and each such Varco Stock Purchase Right shall be converted automatically into a right to purchase shares of Tuboscope Common Stock (a "New Stock Purchase Right"). Each New Stock Purchase Right shall entitle the holder thereof to purchase the number of shares of Tuboscope Common Stock determined under the terms and conditions of the Varco Stock Purchase Plan, as amended as provided for herein, at the exercise price determined as provided below. Effective at the Effective Time, Tuboscope shall assume the

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Varco Stock Purchase Plan, shall amend the Varco Stock Purchase Plan to substitute references to Tuboscope Common Stock for references to Varco Common Stock therein and shall continue the Varco Stock Purchase Plan with respect to the New Stock Purchase Rights; provided, however, that Tuboscope shall reserve the right to terminate the Varco Stock Purchase Plan upon the exercise or other termination of all New Stock Purchase Rights in accordance with the terms of the Varco Stock Purchase Plan. The exercise price for a New Stock Purchase Right shall be determined under the terms of the Varco Stock Purchase Plan, provided that the fair market value of the "Stock" (as defined in the Varco Stock Purchase Plan) on any day prior to the Closing Date shall equal the per share fair market value of Varco Common Stock on such date, divided by the Exchange Ratio; and, provided, further, that the fair market value of the "Stock" (as defined in the Varco Stock Purchase Plan) on any date on or after the Closing Date shall mean the fair market value of Tuboscope Common Stock on such date. The adjustment provided herein with respect to any Varco Stock Purchase Right shall be, and is intended to be, effective in a manner which is consistent with
Section 424(a) of the Code and the treasury registration thereunder, and shall provide that the excess (if any) of the aggregate fair market value of the shares of Tuboscope Common Stock over the aggregate exercise price for a New Stock Purchase Right shall be no greater than the excess (if any) of the aggregate fair market value of the shares of Varco Common Stock over the aggregate exercise price for such Varco Stock Purchase Right, and shall provide that the New Stock Purchase Right shall not give the holder more favorable benefits than such holder had with respect to the Varco Stock Purchase Right. Except as provided in this Section, after the Effective Time, each New Stock Purchase Right shall be exercisable upon the same terms and conditions as were applicable to the related Varco Stock Purchase Right immediately prior to the Effective Time (except that with regard to such New Stock Purchase Right, any references to Varco shall be deemed, as appropriate, to mean Tuboscope). Tuboscope shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Tuboscope Common Stock sufficient for issuance upon the exercise of New Stock Purchase Rights as contemplated by this Section.

      Section 6.11  Brokers or Finders.  Each of Varco and Tuboscope
                    ------------------
represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except J.P. Morgan Securities Inc. whose fees and expenses will be paid by Varco in accordance with Varco's agreements with such firm, and Credit Suisse First Boston Corporation, whose fees and expenses will be paid by Tuboscope in accordance with Tuboscope's agreement with such firm. Each of Varco and Tuboscope agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

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      Section 6.12  Indemnification.
                    ---------------

              (a) From and after the Effective Time, Tuboscope agrees that it will indemnify and hold harmless each present and former director and officer of Varco and its Subsidiaries (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission in their capacity as a director or officer occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and Tuboscope shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

              (b) The provisions of this Section 6.12 are intended to be an addition to the rights otherwise available to the current and former officers and directors of Varco by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

      Section 6.13  Letter of Varco's Accountants.  Varco shall use
                    -----------------------------
reasonable best efforts to cause to be delivered to Tuboscope and Varco a letter of Ernst & Young LLP, Varco's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Tuboscope, in form reasonably satisfactory to Tuboscope and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Tuboscope's efforts to obtain such letter, if requested by Ernst & Young LLP, Varco shall provide a representation letter to Ernst & Young LLP complying with SAS 72, if then required.

      Section 6.14  Letter of Tuboscope's Accountants.  Tuboscope shall
                    ---------------------------------
use reasonable best efforts to cause to be delivered to Varco and Tuboscope a letter of Ernst & Young LLP, Tuboscope's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Varco, in form reasonably satisfactory to Varco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Varco's efforts to obtain such letter, if requested by Ernst & Young LLP, Tuboscope shall provide a representation letter to Ernst & Young LLP complying with the SAS 72, if then required.

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      Section 6.15  Benefit Plans.  Tuboscope agrees that, during the
                    -------------
period commencing at the Effective Time and ending December 31, 2000, the employees of Varco and its Subsidiaries who remain in the employ of Tuboscope or any of its Subsidiaries (a "Continuing Employee") will continue to be provided with benefits under health insurance, vision care, life insurance, employee assistance programs, flexible spending accounts, disability, vacation, holiday, profit-sharing, section 401(k), dental and sick pay plans and stock option plans which are not materially less favorable in the aggregate than those currently provided by Varco and its Subsidiaries to such employees.

      Section 6.16  Rights Plan.  The board of directors of Varco has
                    -----------
amended the Varco Rights Plan, and shall take all further action (in addition to that referred to in Section 3.22) reasonably requested in writing by Tuboscope, in order to render the Varco Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements. Varco will not without the consent of Tuboscope further amend the Varco Rights Plan, redeem the Varco Rights issued under the Varco Rights Plan or terminate the Varco Rights Plan prior to the Effective Date (except as contemplated by Section 3.22) unless required to do so by a court of competent jurisdiction; provided, however, that Varco may take any of the foregoing
              --------  -------
actions if the board of directors of Varco shall have determined to recommend an Acquisition Proposal to the shareholders of Varco after determining that such Acquisition Proposal constitutes a Superior Proposal in accordance with Section 6.02(a).

      Section 6.17  Stock Option Agreements.  Tuboscope and Varco each
                    -----------------------
agrees to fully perform their respective obligations under the Stock Option Agreements.

                                 ARTICLE VII.
                             CONDITIONS TO MERGER

      Section 7.01  Conditions to Each Party's Obligation To Effect the Merger.
                    ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

             (a)    Stockholder/Shareholder Approval.  This Agreement and
                    --------------------------------
the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of Varco Common Stock outstanding on the record date for the Varco Shareholders' Meeting and the Tuboscope Voting Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Tuboscope Common Stock outstanding on the record date for the Tuboscope Stockholders' Meeting.

             (b)    Regulatory Approvals.  The waiting period applicable
                    --------------------
to the consummation of the Merger under the HSR Act shall have expired or been terminated, and approvals and/or clearances shall have been obtained from (or decisions indicating no objections to the Merger or other indications to that effect satisfactory to Tuboscope shall have been made by) the European Commission (if applicable) and under any other antitrust or competition law applicable to any significant operations.

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

          (c)  Approvals.  Other than the filings provided for by
               ---------
Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a Varco Material Adverse Effect or a Tuboscope Material Adverse Effect shall have been filed, been obtained or occurred.


          (d)  Registration Statement.  The Registration Statement
               ----------------------
shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.


          (e)  No Injunctions. No Governmental Entity or federal, state or
               --------------
foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.


          (f)  NYSE.  The shares of Tuboscope Common Stock to be issued
               ----
in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g)  Pooling Letters. Varco and Tuboscope shall have received a letter
               ---------------
from Ernst & Young LLP, addressed to Tuboscope regarding Ernst & Young LLP's concurrence with Tuboscope's management conclusions, as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the Merger, as contemplated to be effected as of the date of the letter, it being agreed that Varco and Tuboscope shall each provide reasonable best cooperation to Ernst & Young LLP to enable it to issue such a letter.


    Section 7.02  Additional Conditions to Obligations of Varco.  The
                  ---------------------------------------------
obligation of Varco to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Varco:


          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Tuboscope set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Tuboscope Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Varco shall have received a certificate signed on behalf of Tuboscope by the chief executive officer and the chief financial officer of Tuboscope to such effect.



          (b)  Performance of Obligations of Tuboscope. Tuboscope shall have
               ---------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Varco shall have received a certificate signed on behalf of Tuboscope by the chief executive officer and the chief financial officer of Tuboscope to such effect.

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

          (c)  Tax Opinion. Varco shall have received a written opinion from
               -----------
Pircher, Nichols & Meeks, counsel to Varco, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Pircher, Nichols & Meeks shall receive and may rely upon representations contained in certificates of Tuboscope and Varco substantially in the forms of
Exhibits C and D attached hereto.
----------------


          (d)  Dissenting Shares.  Effective demands for payment under
               -----------------
Chapter 13 of the CGCL shall not have been received by Varco with respect to more than 10.0% of the outstanding shares of Varco Common Stock.


    Section 7.03  Additional Conditions to Obligations of Tuboscope.  The
                  -------------------------------------------------
obligation of Tuboscope to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Tuboscope:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Varco set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Varco Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Tuboscope shall have received a certificate signed on behalf of Varco by the chief executive officer and the chief financial officer of Varco to such effect.

          (b)  Performance of Obligations of Varco. Varco shall have performed
               -----------------------------------
in al material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Tuboscope shall have received a certificate signed on behalf of Varco by the chief executive officer and the chief financial officer of Varco to such effect.

          (c)  Tax Opinion. Tuboscope shall have received a written opinion from
               -----------
Latham & Watkins, counsel to Tuboscope, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins shall receive and may rely upon representations contained in certificates of Tuboscope and Varco substantially in the forms of Exhibits E and F attached hereto.
                                        ----------------

          (d)  Dissenting Shares. Effective demands for payment under Chapter 13
               -----------------
of the CGCL shall not have been received by Varco with respect to more than 5.0% of the outstanding shares of Varco Common Stock.

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

                                 ARTICLE VIII.
                           TERMINATION AND AMENDMENT


    Section 8.01  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the shareholders of Varco or the stockholders of Tuboscope:

          (a)  by mutual written consent of Varco and Tuboscope; or

          (b) by either Varco or Tuboscope if the Merger shall not have been consummated by September 30, 2000 (provided that either Varco or Tuboscope may extend such date to December 31, 2000 by providing written notice thereof to the other party on or prior to September 30, 2000; September 30, 2000, as it may be so extended, shall be referred to herein as the "Outside Date"); provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Varco or Tuboscope if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by Tuboscope, if, at the Varco Shareholders' Meeting (including any adjournment or postponement), the requisite vote of the shareholders of Varco in favor of this Agreement and the Merger shall not have been obtained; or by Varco if, at the Tuboscope Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Tuboscope in favor of the Tuboscope Voting Proposal shall not have been obtained; or

          (e) by Varco, if (i) the board of directors of Tuboscope shall have withdrawn or modified its recommendation of the Tuboscope Voting Proposal or such board of directors shall have resolved to do so; (ii) after the receipt by Tuboscope of an Acquisition Proposal, Varco requests in writing that the board of directors of Tuboscope reconfirm its recommendation of the Tuboscope Voting Proposal and the board of directors of Tuboscope fails to do so within 10 business days after its receipt of Varco's request; (iii) the board of directors of Tuboscope shall have recommended to the stockholders of Tuboscope an Alternative Transaction (as defined in Section 8.03(g)) or such board of directors shall have resolved to do so; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Tuboscope Common Stock is commenced (other than by Varco or an Affiliate of Varco) and the board of directors of Tuboscope recommends that the stockholders of Tuboscope tender their shares in such tender or exchange offer or the board of directors fails to recommend that stockholders reject such tender or exchange offer within 10 business days after receipt of Varco's request to do so; or (v) for any reason Tuboscope fails to call and hold the Tuboscope Stockholders' Meeting by the Outside

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

Date (provided that Varco's right to terminate this Agreement under such clause
(v) shall not be available if at such time Tuboscope would be entitled to terminate this Agreement under Section 8.01(g)); or

          (f) by Tuboscope, if (i) the board of directors of Varco shall have withdrawn or modified its recommendation of this Agreement or the Merger or such board of directors shall have resolved to do so; (ii) after the receipt by Varco of an Acquisition Proposal, Tuboscope requests in writing that the board of directors of Varco reconfirm its recommendation of this Agreement or the Merger and the board of directors of Varco fails to do so within 10 business days after its receipt of Tuboscope's request; (iii) the board of directors of Varco shall have recommended to the shareholders of Varco an Alternative Transaction (as defined in Section 8.03(g)) or such board of directors shall have resolved to do so; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Varco Common Stock is commenced (other than by Tuboscope or an Affiliate of Tuboscope) and the board of directors of Varco recommends that the shareholders of Varco tender their shares in such tender or exchange offer or the board of directors fails to recommend that shareholders reject such tender or exchange offer within 10 business days after receipt of Tuboscope's request to do so; or (v) for any reason Varco fails to call and hold the Varco Shareholders' Meeting by the Outside Date (provided that Tuboscope's right to terminate this Agreement under such clause (v) shall not be available if at such time Varco would be entitled to terminate this Agreement under Section 8.01(g)); or

          (g) by Varco or Tuboscope, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.02(a) or (b) (in the case of termination by Varco) or 7.03(a) or (b) (in the case of termination by Tuboscope) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

    Section 8.02 Effect of Termination. In the event of termination of this
                 ---------------------
Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Varco or Tuboscope or their respective officers, directors, shareholders/stockholders or Affiliates, except as set forth in Sections 6.11 and 8.03; provided that the provisions of the Confidentiality Agreement, the Stock Option Agreements and Sections 6.11 and 8.03 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

    Section 8.03 Fees and Expenses.
                 -----------------
          (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that each of Varco and Tuboscope will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement (including SEC filing fees).

                                       42
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

          (b) Tuboscope shall pay Varco up to $5,000,000 as reimbursement for expenses of Varco actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Varco's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Varco pursuant to (i) Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Tuboscope Voting Proposal by the stockholders of Tuboscope at the Tuboscope Stockholders' Meeting (other than in the circumstances set forth in Section 8.03(c)(i)) or (ii)
Section 8.01(b) or Section 8.01(g), in each case as a result of the failure to satisfy the conditions set forth in Section 7.02(a) and Section 7.02(b).

          (c)  Upon the earliest to occur of the following events:

                    (i) the termination of this Agreement by Varco pursuant to Section 8.01(d), if, prior to the Tuboscope Stockholders' Meeting, a proposal for an Alternative Transaction (as defined below) reasonably capable of being performed involving Tuboscope or which is a Superior Proposal shall have been made and the board of directors of Tuboscope shall have withdrawn or modified its recommendation or failed to reconfirm its recommendation of this Agreement or the Merger;

                    (ii) the termination of this Agreement by Varco pursuant to Section 8.01(e); or

                    (iii) the consummation of an Alternative Transaction involving Tuboscope within 12 months after the termination of this Agreement,

Tuboscope shall pay to Varco a fee of $30,000,000 (the "Tuboscope Termination Fee").

          Tuboscope's payment of the Tuboscope Termination Fee pursuant to this subsection shall be the sole and exclusive remedy of Varco against Tuboscope and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment (other than as set forth in the Tuboscope Stock Option Agreement).

          (d) Varco shall pay Tuboscope up to $5,000,000 as reimbursement for expenses of Tuboscope actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Tuboscope's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Tuboscope pursuant to (i) Section 8.01(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the shareholders of Varco at the Varco Shareholders' Meeting (other than in the circumstances set forth in Section 8.03(e)(i)) or (ii) Section 8.01(b) or Section 8.01(g), in each

                                       43
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

case as a result of the failure to satisfy the conditions set forth in Section 7.03(a) and Section 7.03(b).

               (e)    Upon the earliest to occur of the following events:

                      (i) the termination of this Agreement by Tuboscope pursuant to Section 8.01(d), if, prior to the Varco Shareholders' Meeting, a proposal for an Alternative Transaction (as defined below) reasonably capable of being performed involving Varco or which is a Superior Proposal shall have been made and the board of directors of Varco shall have withdrawn or modified its recommendation or failed to reconfirm its recommendation of this Agreement or the Merger;

                      (ii) the termination of this Agreement by Tuboscope pursuant to Section 8.01(f); or

                      (iii) the consummation of an Alternative Transaction involving Varco within 12 months after the termination of this Agreement,

Varco shall pay to Tuboscope a fee of $30,000,000 (the "Varco
Termination Fee").

          Varco's payment of the Varco Termination Fee pursuant to this subsection shall be the sole and exclusive remedy of Tuboscope against Varco and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment (other than as set forth in the Varco Stock Option Agreement).

               (f)    The expenses and fees, if applicable, payable pursuant to
Section 8.03(b), 8.03(c), 8.03(d) or 8.03(e) shall be paid within one business day after the first to occur of the events described in Section 8.03(b), 8.03(c)(i), (ii) or (iii), 8.03(d) or 8.03(e)(i), (ii) or (iii).

               (g) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any individual, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act) other than Varco or Tuboscope or their respective affiliates (a "Third Party"), acquires more than 25% of the outstanding shares of Tuboscope Common Stock or Varco Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Varco or Tuboscope pursuant to which any Third Party acquires more than 25% of the outstanding shares of Tuboscope Common Stock or Varco Common Stock, as the case may be, or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Varco or Tuboscope, and the entity surviving any merger or business combination including any of them) of Varco or Tuboscope having a fair market value (as determined by the board of directors of Varco or Tuboscope, as the case may be, in good faith) equal to more than 25% of

                                      44
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

the fair market value of all the assets of Varco or Tuboscope, as the case may be, and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          Section 8.04  Amendment.  This Agreement may be amended by the parties
                        ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Varco or the stockholders of Tuboscope, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders/stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 8.05  Extension; Waiver.  At any time prior to the Effective
                        -----------------
Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          Section 9.01  Nonsurvival of Representations, Warranties and
                        ----------------------------------------------
Agreements.  None of the representations, warranties and agreements in this
----------
Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.04, 1.05, 1.06, 2.01, 2.02, 6.08, 6.10, 6.12, 6.15 and Article IX.

          Section 9.02  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)   if to Tuboscope, to

                     2835 Holmes Road
                     Houston, Texas 77051
                     Attn:  Chief Executive Officer
                     Telecopy:  (713) 799-5183


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                     with a copy to:

                     Latham & Watkins
                     650 Town Center Drive
                     Costa Mesa, CA 92626-1925
                     Attn:  Patrick T. Seaver, Esq.
                     Telecopy:  (714) 755-8290

               (b)   if to Varco, to

                     743 North Eckhoff Street
                     Orange, California 92668
                     Attn:  Chief Executive Officer
                     Telecopy:  (714) 937-5029

                     with a copy to:

                     Pircher, Nichols & Meeks
                     1999 Avenue of the Stars
                     Los Angeles, CA 90067
                     Attn:  Larry M. Meeks, Esq.
                     Telecopy:  (310) 201-8922

          Section 9.03  Interpretation.  When a reference is made in this
                        --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 22, 2000.

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          Section 9.04  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 9.05  Entire Agreement; No Third Party Beneficiaries.  This
                        ----------------------------------------------
Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.12 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Tuboscope nor Varco makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

          Section 9.06  Governing Law.  Except to the extent that the CGCL shall
                        -------------
govern the Merger, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

          Section 9.07  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.08  Waiver of Jury Trial.  Each party hereto hereby waives
                        --------------------
any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.


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          IN WITNESS WHEREOF, Varco and Tuboscope have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    VARCO INTERNATIONAL, INC.



                                    By:    /s/ George Boyadjieff
                                           ---------------------------
                                           Name:  George Boyadjieff
                                           Title:  Chief Executive Officer


                                    TUBOSCOPE INC.


                                    By:    /s/ John F. Lauletta
                                           ---------------------------
                                           Name:  John Lauletta
                                           Title:  Chief Executive Officer

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

                                   Schedule I
                                   ----------


                                    Officers
                                    --------


George Boyadjieff       Chairman and Chief Executive Officer

John Lauletta           President and Chief Operating Officer

Joseph Winkler          Chief Financial Officer